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                                                                  EXHIBIT (a)(6)

                                LETTER TO CLIENTS
                 REGARDING THE TENDER OF SHARES OF COMMON STOCK
                                       OF

                             PRICE ENTERPRISES, INC.

                PURSUANT TO THE OFFER TO EXCHANGE AND PROSPECTUS
                              DATED OCTOBER 6, 1999

                                       OF

                            EXCEL LEGACY CORPORATION

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THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON NOVEMBER 3, 1999 (THE "EXPIRATION DATE"), UNLESS EXTENDED.
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                                                                October 6, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Exchange and Prospectus, dated October 6, 1999 (the "Offer to Exchange"), and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") relating to an offer by Excel Legacy Corporation, a Delaware corporation ("Legacy"), to purchase any and all outstanding shares of common stock, par value $0.0001 per share (the "Shares"), of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), at a purchase price of $8.50 (the "Offer Price") consisting of $4.25 in cash, $2.75 in principal amount of its 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 ("Legacy Debentures") and $1.50 in principal amount of its 10.0% Senior Redeemable Secured Notes due 2004 ("Legacy Notes"), for each Share, upon the terms and subject to the conditions set forth in the Offer.

    This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

    A TENDER OF SHARES CAN ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR BENEFICIAL OWNERSHIP OF SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Please note the following:

        1. The Offer Price is $8.50 per Share consisting of $4.25 in cash, $2.75 in principal amount of Legacy Debentures and $1.50 in principal amount of Legacy Notes.

        2. The Offer is being made for any and all of the outstanding Shares.

        3. The Offer is conditioned upon, among other things, (i) there having been validly tendered, and not properly withdrawn, 8,000,000 Shares, and
    (ii) the satisfaction of certain other terms and conditions set forth in the Offer to Exchange. Certain stockholders of Enterprises have agreed to exchange their Shares, which together aggregate 8,014,970 Shares. These Shares have been placed in escrow pending the closing of the Offer. Although Legacy expects the minimum number of Shares to be tendered in the Offer, it is very important to Legacy that you tender your Shares.

        4. Except as set forth in the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Legacy will not pay any fee or
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    commission to any broker or dealer or to any other persons (other than the
    Exchange Agent and the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in your instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely pursuant to the Offer to Exchange and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.



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                INSTRUCTIONS WITH RESPECT TO THE TENDER OF SHARES
                               OF COMMON STOCK OF

                             PRICE ENTERPRISES, INC.

                PURSUANT TO THE OFFER TO EXCHANGE AND PROSPECTUS
                              DATED OCTOBER 6, 1999
                                       OF

                            EXCEL LEGACY CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange and Prospectus dated October 6, 1999 (the "Offer to Exchange"), and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), relating to an offer by Excel Legacy Corporation, a Delaware corporation ("Legacy"), to purchase any and all outstanding shares of common stock, par value $0.0001 per share (the "Shares"), of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), at a purchase price of $8.50 (the "Offer Price") consisting of $4.25 in cash, $2.75 in principal amount of its 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 ("Legacy Debentures") and $1.50 in principal amount of its 10.0% Senior Redeemable Secured Notes due 2004 ("Legacy Notes"), for each Share, upon the terms and subject to the conditions set forth in the Offer.

        This will instruct you to tender to Legacy the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares of Common Stock                     SIGN HERE
       to be Tendered:

                             Shares*       -------------------------------------
----------------------------
                                           -------------------------------------
                                                       Signature(s)
Dated:______________________ , 1999
                                           -------------------------------------

                                           -------------------------------------
                                                       Print Name(s)
                                           -------------------------------------

                                                     Print Address(es)

                                           -------------------------------------
                                             Area Code and Telephone Number(s)

                                           -------------------------------------
                                           Tax Identification or Social Security
                                           Number(s)

_______________
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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